Effective July 16, 2010 the Companys Name
Changed to Alon Holdings - Blue Square
Israel Ltd.



EXHIBIT A
No. ___________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share

represents one deposited Ordinary

Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF NIS 1.00 EACH OF
BLUE SQUARE-ISRAEL LTD.
(INCORPORATED UNDER THE LAWS
OF ISRAEL)
            The Bank of New York as
depositary (hereinafter called the
Depositary), hereby certifies that
, or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares
(herein called Shares) of Blue Square-Israel
Ltd., incorporated under the laws of Israel
(herein called the Issuer).  At the date
hereof, each American Depositary Share
represents one Share which are either
deposited or subject to deposit under the
deposit agreement at the Tel Aviv, Israel
office of Bank Hapoalim B.M. (herein called
the Custodian).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at
One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286



1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of August 6, 1996, as
amended and restated as of January 14,
2008. (herein called the Deposit
Agreement), by and among the Issuer, the
Depositary, and all Owners and holders
from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and holders
of the Receipts and the rights and duties of
the Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of  such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt and
payment of all taxes and governmental
charges payable in connection with such
surrender and withdrawal of the Deposited
Securities, and subject to the terms and
conditions of the Deposit Agreement, the
Owner hereof is entitled to delivery, to him
or upon his order, of the Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) certificates in the name of the
Owner hereof or as ordered by him or by the
delivery of certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him
and (b) any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing the same aggregate number of American
Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of Shares or
from the holder or the presentor of the
Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and proof of citizenship, residence, exchange control approval, legal or beneficial ownership, compliance with all applicable laws and regulations and may also require compliance with all other applicable provisions of or governing the Shares and terms of the Deposit Agreement and any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of Article 23 and the following sentence. Notwithstanding anything to the contrary in the Deposit
Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of
Deposited Securities may not be suspended, except for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.


4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable by the
Depositary or the Custodian with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary or the
Custodian as the case may be.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder shall be deemed thereby to
represent and warrant that such Shares and
each certificate therefor are validly issued,
fully paid, nonassessable, and free of any
pre-emptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.  Any Shares delivered to the
Custodian for deposit bearing a restrictive
legend shall not be accepted for deposit
without first obtaining the Issuers written
consent.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Issuer or  the
Foreign Registrar, if applicable, to execute
such certificates  and to make such
representations and warranties, as the
Depositary may deem necessary or proper to
comply with applicable laws, regulations or
the Memorandum or Articles of Association
of the Issuer, or to enable the Depositary to
perform its obligations under the Deposit
Agreement.  The Depositary may withhold
the delivery or registration of transfer of any
Receipt or the distribution of any dividend
or sale or distribution of rights or of the
proceeds thereof or the delivery of any
Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in Israel which is
then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Issuer agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Issuer from time to
time.  The Depositary shall present its
statement for such charges and expenses to
the Issuer once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Issuer or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the Issuer
or Foreign Registrar and applicable to
transfers of Shares to or from the name of
the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals hereunder, (3) such
cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section
2.03, 4.03 or 4.04 of the Deposit Agreement
and the surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.01
through 4.04 thereof, (7) a fee for the
distribution of securities pursuant to Section
4.02 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners, (8) in addition to any fee charged
under clause (6), a fee of $.02 or less per
American Depositary Share (or portion
thereof) per annum for depositary services,
which will be payable as provided in clause
(9) below; provided, however, that no fee
will be assessed under this clause (8) if a fee
was charged pursuant to clause (6) above for
that calendar year and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions)..
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Issuer and its affiliates and
in Receipts.
8.	LOANS AND PRE-RELEASE OF
SHARES AND RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.02 of
the Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation from the person
to whom Receipts are to be delivered that
such person, or its customer, owns the
Shares or Receipts to be remitted, as the
case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a result
of Pre-Releases will not normally exceed
thirty percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument,
provided, however, that except as otherwise
provided herein or in the Deposit
Agreement, the Depositary, notwithstanding
any notice to the contrary, may treat the
person in whose name this Receipt is
registered on the books of the Depositary as
the absolute owner hereof for the purpose of
determining the person entitled to a
distribution of dividends or other
distributions  or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Issuer is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly,
files certain reports with the Securities and
Exchange Commission (hereinafter called
the Commission).  Such reports and
communications will be available for
inspection and copying by holders and
Owners at the public reference facilities
maintained by the Commission located at
450 Fifth Street, N.W., Washington, D.C.
20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the Issuer
which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Issuer.  The Depositary will also send
to Owners of Receipts copies of such reports
as may be furnished by the Issuer pursuant
to the Deposit Agreement as soon as
practicable after receipt thereof. Any such
reports and communications, including any
such proxy soliciting material, furnished to
the Depositary by the Issuer shall be
furnished by the Issuer in English.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Issuer and the
Owners of Receipts provided that such
inspection by the Owners shall not be for the
purpose of communicating with Owners of
Receipts in the interest of a business or
object other than the business of the Issuer
or a matter related to the Deposit Agreement
or the Receipts.
      The Depositary may close the
transfer books at any time or from time to
time when deemed expedient by it in
connection with the performance of its
duties under the Deposit Agreement.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to any restrictions
imposed by Israeli laws, regulations or
applicable exchange control permits by the
Israeli Controller of Foreign Exchange and
the Deposit Agreement, convert such
dividend or distribution into dollars and will
distribute the amount thus received (net of
the fees of the Depositary, or any expenses
of conversion incurred by it, as provided in
Section 5.09 of the Deposit Agreement, if
applicable) to the Owners of Receipts
entitled thereto in proportion to the number
of American Depositary Shares representing
such Deposited Securities held by them
respectively; provided, however, that in the
event that the Issuer or the Depositary is
required to withhold and does withhold from
any cash dividend or other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of
the Deposit Agreement, the Depositary will
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.09
of the Deposit Agreement) and the balance
of such property shall be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary shall, unless otherwise
instructed by the Issuer, distribute to the
Owners of outstanding Receipts entitled
thereto, additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in respect of
the Deposited Securities in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges, and the balance of such
property, to the Owners of Receipts entitled
thereto in proportion to the number of
American Depositary Shares held by them
respectively.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such  Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred
by the Depositary as provided in Section
5.09 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as may be
required or as it may deem desirable.
      If at any time the Depositary shall
determine that in its reasonable judgment
any foreign currency received by the
Depositary is not convertible on a
reasonable basis into Dollars transferable to
the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the reasonable opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Issuer shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary, after
consultation with the Issuer, and subject to
the Issuers Memorandum and Articles of
Association and applicable laws and
regulations, shall have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available in Dollars to such Owners or, if by
the terms of such rights  offering or, for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder,
the Depositary will make such rights
available to such Owner upon written notice
from the Issuer to the Depositary that (a) the
Issuer has elected in its sole discretion to
permit such rights to be exercised and (b)
such Owner has executed such documents as
the Issuer has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Issuer shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article, such Receipts shall
be legended in accordance with applicable
U.S. and Israeli laws, and shall be subject to
the appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.09 of
the Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the Issuer
upon which the Depositary may rely that
such distribution to such Owner is exempt
from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.  Nothing in this Receipt
or Section 4.04 or elsewhere in the Deposit
Agreement shall create, or be construed to
create, any obligation on the part of the
Issuer to file a registration statement with
the Commission or endeavor to have such a
registration statement declared effective so
as to allow rights to be made available to
Owners.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares or
other Deposited Securities that are
represented by each American Depositary
Share, or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities, the
Depositary shall fix a record date applicable
to the American Depositary Shares, which
date shall be the same as the record date
fixed by the Company applicable to the
Shares or other Deposited Securities or, if
such record date is different, fixed after
consultation with the Company (if
practicable) (a) for the determination of the
Owners of Receipts who shall be (i) entitled
to receive such dividend, distribution or
rights or the net proceeds of the sale thereof
or (ii) entitled to give instructions for the
exercise of voting rights at any such
meeting, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares or other
Deposited Securities, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of, or solicitation of consents or proxies from, of holders of Shares or other
Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice in English, the form of which notice shall be in the discretion of the Depositary upon consultation with the Issuer, which shall contain (a) such information as is contained in such notice of meeting or solicitation of consents or proxies received by the Depositary, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Israeli law and of the Memorandum and Articles of Association of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American
Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance with Article 16 and Section 4.07 of the Deposit Agreement) to the Depositary to give a discretionary proxy to a person designated by the Issuer. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable and subject to the applicable provisions of Israeli law, the Deposit Agreement and the Issuers
Memorandum and Articles of Association,
to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary
Shares evidenced by such Receipt in
accordance with the instructions set forth in such request. The Issuer agrees, without increasing its obligations or potential liability to the Owners and holders of Receipts or the Depositary hereunder, to provide notice, to the extent practicable, of any meeting of the holders of Shares or other Deposited Securities to the Depositary sufficiently in advance of such meeting in order to enable the Depositary to vote or cause to be voted any such Shares or Deposited Securities in accordance with the terms and conditions of Section 4.07 of the Deposit Agreement. The Depositary shall not vote or attempt to exercise any voting discretion with respect to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed instructions. If after complying with the procedures set forth in this Article the Depositary either (i) does not receive instructions from the Owner of a Receipt or
(ii) receives instructions that have been left blank on or before the date established by the Depositary for such purposes, the Depositary shall give a discretionary proxy to vote the Shares evidenced by such Receipt to a person designated by the Issuer;
provided, however, that in the case of (i) above, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any proposition as to which the Issuer informs the Depositary
(and the Issuer agrees to provide such
information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given or the proxy would not be valid under applicable Israeli law, (y) such proposition involves any solicitation of opposing proxies, or (z) such proposition authorizes the liquidation or dissolution of the Issuer or any merger or consolidation or other transaction involving the acquisition of a majority of the Issuers outstanding Shares which requires the consent of the holders of the Issuers Shares, including the Deposited
Securities.
      There can be no assurance that
Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited
Securities in accordance with the provisions set forth in the preceding paragraph.

17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Issuer or to which it is a party, any securities
which shall be received by the Depositary or
a Custodian in exchange for or in conversion
of or in  respect of Deposited Securities shall
be treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Issuer shall
so request, execute and deliver additional
Receipts as in the case of a dividend on the
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE ISSUER AND
DEPOSITARY.
      Neither the Depositary nor the Issuer
or any of their respective directors,
employees, agents or affiliates shall incur
any liability to any Owner or holder of any
Receipt, if by reason of any provision of any
present or future law of the United States or
any other country, or of any governmental or
regulatory authority or stock exchange, or
by reason of any act of God or war or other
circumstances beyond its control, or (in the
case of the Depositary only) by reason of
any provision, present or future, of the
Memorandum or Articles of Association of
the Issuer, the Depositary or the Issuer or
any of their respective directors, employees,
agents or affiliates shall be prevented or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Issuer or any of
their respective directors, employees, agents
or affiliates incur any liability to any Owner
or holder of a Receipt by reason of any
non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02,
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, shall
give notice to the Issuer to this effect and
shall allow any rights, if applicable, to lapse.
Neither the Issuer nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the  Deposited Securities.  Neither the
Depositary nor the Issuer shall be under any
obligation to appear in, prosecute or defend
any action, suit, or other proceeding in
respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Issuer shall be liable for any action
or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is performed without
negligence or bad faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Issuer agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable fees and expenses
of counsel) which may arise out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Issuer or any of its directors,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to
the Issuer, such resignation to take effect
upon the appointment by the Issuer of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Issuer by written
notice of such removal, effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint
a substitute or additional custodian or
custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement in writing between the Issuer
and the Depositary in any respect which
they may deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Issuer terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Issuer and
the Owners of all Receipts then outstanding
if at any time 30 days shall have expired
after the Depositary shall have delivered to
the Issuer a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt, will
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, will be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of  transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights or property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges), and except from its
obligations under Sections 5.08 and 5.10 of
the Deposit Agreement.  Upon the
termination of the Deposit Agreement, the
Issuer shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	DISCLOSURE OF BENEFICIAL
OWNERSHIP.
      The Issuer may from time to time
request that any Owner or beneficial owner
(or former Owner or beneficial owner) of a
Receipt provide information as to the
capacity in which it holds or held Receipts
or such beneficial interest and regarding the
identity of any other persons then or
previously having a beneficial interest in
such Receipts, and the nature of such
interest and various other matters.  Each
such Owner or beneficial owner agrees to
provide such information reasonably
requested by the Issuer pursuant to this
Article.  The Depositary agrees to comply
with reasonable written instructions received
from time to time from the Issuer requesting
that the Depositary forward any such
requests to the  Owners and to forward to
the Issuer any such responses to such
requests received by the Depositary.
      Owners and beneficial owners may
be subject to, and agree to comply with,
applicable provisions of Israeli law with
regard to the notification to the Issuer of the
holding or proposed holding of certain
interests in Shares and the obtaining of
certain consents, to the same extent as if
such Owner or beneficial owner were a
registered holder or beneficial owner of
Shares.  The Depositary is not required to
take any action with respect to such
compliance on behalf of any Owner or
beneficial owner, including the provision of
the notifications described below.
      Under Israeli law, persons who hold
a direct or indirect interest in 5% or more of
the outstanding share capital or the voting
power or are entitled to appoint one or more
directors or the general manager of the
Issuer (including persons who hold such an
interest through the holding of Receipts), as
well as certain affiliates of such persons and
certain other persons, may be required to
give written notice of their interest and any
subsequent changes in their interest to the
Issuer.
23.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Issuer and the Depositary each
agrees that it will not exercise any rights it
has under the Deposit Agreement to prevent
the withdrawal or delivery of Deposited
Securities in a manner which would violate
the U.S. securities laws, including, but not
limited to, Section I.A.(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time,
under the Securities Act of 1933.
24.	UNCERTIFICATED AMERICAN
DEPOSITARY SHARES; DTC DIRECT
REGISTRATION SYSTEM.
      Notwithstanding anything to the
contrary in the Deposit Agreement:
      (a)	American Depositary Shares
may be (i) certificated securities evidenced
by Receipts or (ii) uncertificated securities.
The form of Receipt annexed as Exhibit A to
the Deposit Agreement summarizes the
terms and conditions of, and will be the
prospectus required under the Securities Act
of 1933 for, both certificated and
uncertificated American Depositary Shares.
Except for those provisions of the Deposit
Agreement that by their nature do not apply
to uncertificated American Depositary
Shares, all the provisions of the Deposit
Agreement shall apply, mutatis mutandis, to
both certificated and uncertificated
American Depositary Shares.
      (b)	(i)	The term deliver, or
its noun form, when used with respect to
Receipts, shall mean book-entry transfer of
American Depositary Shares to an account
at The Depository Trust Company, or its
successor (DTC), designated by the person
entitled to such delivery, evidencing
American Depositary Shares registered in
the name requested by that person or, if
requested by the person entitled to such
delivery, delivery at the Corporate Trust
Office of the Depositary to the person
entitled to such delivery of one or more
Receipts.
      	(ii) The term deliver, or its
noun form, when used with respect to
American Depositary Shares not evidenced
by a Receipt, shall mean registration on the
books of the Depositary in the name
requested by the person entitled to such
delivery and the mailing to that person of a
statement confirming that registration.
      (c)	(i) The term surrender, when
used with respect to Receipts, shall mean
one or more book-entry transfers of
American Depositary Shares to the DTC
account of the Depositary, or surrender to
the Depositary at its Corporate Trust Office
of one or more Receipts evidencing
American Depositary Shares.
      	(ii) The terms surrender,
when used with respect to American
Depositary Shares not evidenced by a
Receipt shall mean delivery to the
Depositary at its Corporate Trust Office of
an instruction to surrender the American
Depositary Shares not evidenced by a
Receipt.
      (d)	American Depositary Shares
not evidenced by Receipts shall be
transferable as uncertificated registered
securities under the laws of New York.
      (e)	The Depositary shall have a
duty to register a transfer, in the case of
uncertificated American Depositary Shares,
upon receipt from the Owner of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (g) below).  The
Depositary, upon surrender of a Receipt for
the purpose of exchanging it for
uncertificated American Depositary Shares,
shall cancel that Receipt and send the Owner
a statement confirming that the Owner is the
owner of the same number of uncertificated
American Depositary Shares that the
surrendered Receipt evidenced. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (g) below) from
the Owner of uncertificated American
Depositary Shares for the purpose of
exchanging them for certificated American
Depositary Shares, shall execute and deliver
to the Owner a Receipt evidencing the same
number of certificated American Depositary
Shares.
      (f)	Upon satisfaction of the
conditions for replacement of a Receipt that
is mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
American Depositary Shares evidenced by
that Receipt in uncertificated form unless
otherwise requested by the Owner.
      (g)	(i)  The parties acknowledge
that the Direct Registration System (DRS) and Profile Modification System (Profile) shall apply to uncertificated American
Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a transfer of those American Depositary
Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
      	(ii)  In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) of this clause (g) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform
Commercial Code).  For the avoidance of
doubt, the provisions of Sections 5.03 and
5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.
The parties agree that the Depositarys
reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.




A-33

A-1